THIRD AMENDMENT TO THE
DIAMOND HILL
VARIABLE TERM DEFERRED COMPENSATION PLAN

WHEREAS, Diamond Hill Investment Group, Inc. (the “Company”) sponsors the Diamond Hill Variable Term Deferred Compensation Plan, effective May 1, 2013 and as amended by the First Amendment, effective May 1, 2013 (the “Plan”);

WHEREAS, pursuant to Section 11.00 of the Plan, the Company may, at any time, amend the Plan provided that the amendment does not have any retroactive effect to reduce amounts allocated to a Participant’s Accounts under the Plan without the Participant’s consent;

WHEREAS, the Company desires to amend the Plan as set forth in this Third Amendment to the Diamond Hill Variable Term Deferred Compensation Plan (the “ThirdAmendment”); and

WHEREAS, capitalized terms not otherwise defined in this ThirdAmendment shall have the meanings ascribed to them in the Plan.

NOW, THEREFORE, the Company hereby amends the Plan as follows effective October 1, 2023:

1.Section 7.01(a) of the Plan is hereby deleted in its entirety and the following is substituted therefor:

(a)Subject to Section 7.05 of this Plan, a Participant’s Accounts will be distributed in accordance with the applicable Deferral Election Form.

For Plan Years Beginning Before January 1, 2024
For each Plan Year beginning before January 1, 2024, a Participant may elect, at the time he submits a Deferral Election Form as specified in Section 4.01(b), to have distributions of the Incentive Compensation deferred for that Plan Year, as adjusted pursuant to Section 6.03, made: (i) in a single lump sum payment on January 1 following either: (A) the Participant’s Termination; or (B) the earlier of (1) a date specified by the Participant on a valid Deferral Election Form in accordance with Section 4.01(b), or (2) the Participant’s Termination; or (ii) in up to fifteen (15) substantially equal annual installments beginning on the January 1 following either: (A) the Participant’s Termination and on each January 1 thereafter; or (B) the earlier of (1) a date specified by the Participant on a valid Deferral Election Form in accordance with Section 4.01(b) and every January 1 thereafter, or (2) the Participant’s Termination and on each January 1 thereafter.

For Plan Years Beginning On or After January 1, 2024
For each Plan Year beginning on or after January 1, 2024, a Participant may elect, at the time he submits a Deferral Election Form as specified in Section 4.01(b), to have distributions of the Incentive Compensation deferred for that Plan Year, as adjusted pursuant to Section 6.03, made: (i) in a single lump sum payment within ninety (90) days following either: (A) the Participant’s Termination; or (B) the earlier of (1) a date specified by the Participant on a valid Deferral Election Form in accordance with Section 4.01(b), or (2) the Participant’s Termination; or (ii) in up to fifteen (15) substantially equal annual installments beginning within ninety (90) days following either: (A) the Participant’s Termination and on each anniversary of the date of the Participant’s Termination thereafter; or (B) the earlier of (1) a date specified by the Participant on a valid Deferral Election Form in accordance with Section 4.01(b) and each anniversary of such specified date thereafter, or (2) the Participant’s Termination and on each anniversary of the date of the Participant’s Termination thereafter.

Notwithstanding the foregoing, subject to Section 7.02 of the Plan, no distribution shall occur until at least the fifth anniversary of the date the Incentive Compensation was deferred unless in the event of death, Disability or Change in Control.

2.Article 9.00 of the Plan is hereby deleted in its entirety and the following is substituted therefor:

9.00 Claims Procedure

9.01    Filing Claims. Any Participant or Beneficiary (a “claimant”) who believes that he or she is entitled to an unpaid Plan Benefit may file a written notification of his or her claim with the Plan Administrator.

9.02    Notification to Claimant. If the claim is wholly or partially denied, the Plan Administrator will, within a reasonable period of time, and within ninety (90) days of the receipt of such claim, or if the claim is a claim on account of Disability (a “Disability Claim”), within forty-five (45) days of the receipt of such claim, provide the claimant with written notice of the denial setting forth in a manner calculated to be understood by the claimant:

(a)The specific reason or reasons for which the claim was denied;

(b)Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Plan Administrator relied to deny the claim;

(c)A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary;

(d)An explanation of this Plan's claims review procedure and the time limits applicable to such procedure and a statement of the claimant's right to bring a civil action under ERISA §502(a) following an adverse determination upon review; and

(e)In addition, if the claim is a Disability Claim, the written notice of the denial shall include the following:

(i)A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (A) the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant; (B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (C) a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration.

(ii)Either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan (collectively, “Internal Rules”) relied upon in making the adverse determination or, alternatively, a statement that such Internal Rules do not exist.

(iii)If the adverse benefit determination is based upon a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such an explanation will be provided free of charge upon request.

(iv)A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim.

(v)In the case of an adverse benefit determination, the notification shall be provided in a culturally and linguistically appropriate manner pursuant to Department of Labor Regulation § 2560.503-1(o).

If a claim is not a Disability Claim, the period for deciding the claim may be extended for up to an additional ninety (90) days, if necessary, provided the Plan Administrator notifies the claimant of the extension within the initial ninety (90) day period. Any such extension notice shall be in writing and shall indicate the circumstances requiring an extension of time and the date by which the Plan expects to reach a decision.

If a claim is a Disability Claim, the period for deciding the claim may be extended for up to two (2) additional thirty (30) day periods, provided that the extensions are required for reasons beyond the control of the Plan Administrator. The Plan Administrator must provide the claimant notice of the extension before the expiration of the prior period (i.e., before the expiration of the initial period or the first extension period). Any such extension notice shall be in writing and shall indicate: (1) the circumstances requiring an extension of time; (2) the date by which the Plan expects to reach a decision; (3) the standards on which entitlement to a benefit is based; (4) the unresolved issues that prevent a decision on the claim; and (5) the additional information needed to resolve those issues. The claimant shall be given forty-five (45) days to provide the specified information (this period may be extended if necessary by the Plan Administrator). If the claimant fails to submit information necessary to decide his or her claim, the time for the claim to be decided will be tolled from the date notice requesting additional information is sent to the claimant until the date the claimant responds to the request.

9.03    Review Procedure. If a claim has been wholly or partially denied:

(a)The claimant may request that the Plan Administrator reconsider its initial denial by filing a written appeal within sixty (60) days after receiving written notice that all or part of the initial claim was denied (one hundred eighty (180) days in the case of a denial of a Disability Claim);

(b)The claimant may review pertinent documents and other material upon which the Plan Administrator relied when denying the initial claim; and

(c)The claimant may submit a written description of the reasons for which the claimant disagrees with the Plan Administrator's initial adverse decision; and

(d)If a claim is a Disability Claim, the following additional requirements shall apply:

(i)The review must not afford deference to the initial adverse benefit determination, and must be conducted by an appropriate named fiduciary who is neither the individual nor group who made the initial adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual or group.

(ii)In deciding an appeal that is based in whole or in part on a medical judgment, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional that is consulted must not be an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, or a subordinate of such an individual.

(iii)The claimant shall be provided with the identity of any medical or vocational experts whose advice was obtained by the Plan Administrator in connection with the adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

(iv)Before the Plan can issue an adverse benefit determination on review of a Disability Claim, the claimant shall be provided, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the discretion of the Plan, insurer or other such person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

(v)Before the Plan can issue an adverse benefit determination on review of a Disability Claim based on a new or additional rationale, the claimant shall be provided, free of charge, with the rationale. The rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided to give the claimant a reasonable opportunity to respond prior to that date.

An appeal of an initial denial of benefits and all supporting material must be made in writing within the time periods described above and directed to the Plan Administrator. The Plan Administrator is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Plan Administrator's decision on review will be sent to the claimant in writing and will include, in a manner calculated to be understood by the claimant:

(i)Specific reason or reasons for the decision;

(ii)Specific references to pertinent Plan provisions upon which the decision is based;

(iii)The claimant's ability to review and receive copies of all documents relating to the claimant's claim for benefits, free of charge;

(iv)An explanation of any voluntary review procedures describing the steps to be taken by a claimant who wishes to submit the claimant's claims for review and the time limits applicable to such procedures;

(v)A statement of the claimant's right to bring a civil action under ERISA Section 502(a); and, with respect to a Disability Claim, any applicable contractual limitations period that applies to the claimant’s right to bring such an action including the calendar date on which the contractual limitation period expires for the claim; and

(vi)In addition, if the claim is a Disability Claim, the written notice of the decision shall include the following:

(A)A discussion of the decision, including an explanation of the basis for disagreeing with or not following: (1) the views presented by the claimant to the Plan of health care professionals treating the claimant and vocational professionals who evaluated the claimant; (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (3) a disability determination regarding the claimant presented by the claimant to the Plan made by the Social Security Administration.

(B)Either the Internal Rules relied upon in making the adverse determination or, alternatively, a statement that such Internal Rules do not exist.

(C)If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Participant’s medical circumstances, or a statement that such an explanation will be provided free of charge upon request.

(D)The notification shall be provided in a culturally and linguistically appropriate manner pursuant to Department of Labor Regulation § 2560.503-1(o).

The Plan Administrator will consider all information submitted by the claimant, regardless of whether the information was part of the original claim.

The Plan Administrator's decision on review will be made not later than sixty (60) days (forty-five (45) days in the case of a Disability Claim) after the Plan Administrator's receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than one hundred twenty (120) days (ninety (90) days in the case of a Disability Claim) after receipt of the request for review. This notice to the claimant will indicate the special circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision and will be provided to the claimant prior to the expiration of the initial forty-five (45) day or sixty (60) day period, as applicable.

To the extent permitted by law, the decision of the Plan Administrator (if no review is properly requested) or the decision of the review official on review, as the case may be, will be final and binding on all parties. No legal action for benefits under this Plan will be brought unless and until the claimant has exhausted his or her remedies under this Article 9.00.

IN WITNESS WHEREOF, this Third Amendment to the Plan is hereby executed by a duly authorized officer on December 6, 2023.

DIAMOND HILL INVESTMENT GROUP, INC.

By:    __________________________________

Name:    __________________________________

Title:    __________________________________